Exhibit 99.2

Extension of Bucks County Presence with Acquisition of Covenant Financial Inc . December 18, 2019

Legal Information

Forward Looking Statements

This presentation contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding Citizens & Northern Corporation (the "Corporation") that may include future plans, objectives. performance, revenues, growth, profits, operating expenses or the Corporation's underlying assumptions. The words "may", "would", "should", "will", "likely", "possibly", "expect", "anticipate", "intend", "estimate", "target", "potentially", "probably", "outlook", "predict", "contemplate", "continue", "strategic", "objective", "plan", "forecast", "project" and "believe" or other similar words, phrases or concepts may identify forward-looking statements. Persons reading or present at this presentation are cautioned that such statements are only predictions, and that the Corporations actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and result of operations could be materially and adversely affected.

In the context of the proposed transaction with Covenant, such factors include, among others: that the execution of the transaction may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains, may be significantly harder to achieve or take longer than anticipated or may not be achieved; that the banking agency approvals we require for the transaction will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; integration efforts between the Corporation and Covenant may divert the attention of the management teams of the Corporation and Covenant and cause a loss in the momentum of their ongoing businesses; and success of the Corporation in Covenant's geographic market area will require the Corporation to attract and retain key personnel in the market and to differentiate the Corporation from its competitors in the market. All forward-looking statements and information made herein are based on management's current beliefs and assumptions as of December 18, 2019 and speak only as of that date. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business generally, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with SEC.

Non-GAAP Financial Measures:

In this presentation, we may use certain non-GAAP (U.S generally accepted accounting principles) financials measures. Reconciliations of the differences between each non-GAAP financial measure with the most comparable financial measure calculated and presented in accordance with U.S GAAP are included on the slides entitled "Reconciliation of non-GAAP Financial Measures to Comparable U.S GAAP Financial Measures" at the end of this presentation.

Additional Information About the Transaction and Where to Find It:

The proposed transaction will be submitted to the shareholders of Covenant for their consideration and approval. In connection with the proposed transaction, C&N will be filing with the Securities and Exchange Commission (the "SEC") a registration statement of Form S-4 which will contain a proxy statement/prospectus to be distributed to the shareholders of Covenant. Investors are urged to reads the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Once filed, investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about C&N and Covenant, free of charge from the SEC's Internet site (ww.sec.gov), by contacting C&N at 570-724-3411 or by contacting Covenant at 267-327-4820. **Investors should read the proxy statement/prospectus and other documents to be filed with the SEC carefully before making a decision concerning the transaction.**

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Participants in The Transaction: The directors, executive officers, and certain other members of management and employees of Covenant are participants in the solicitation of proxies in favor of the merger from the shareholders of Covenant. Information regarding the directors and executive officers of C&N and Covenant, and the interests of such participants, will be included in the proxy statements/prospectus and the other relevant documents filed with the SEC if and when they become available. Information concerning C&N’s directors and executive officers, including their ownership of C&N common stock, is set forth in its proxy statement previously filed with the SEC on March 8, 2019. This document is not an offer to sell shares of C&N’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the proxy statement/prospectus referred to above. Legal Information 3

Transaction Highlights 4 Further Enhances Our Strategic Value Financially Compelling Comprehensive Due Diligence Process ▪ Expands presence in attractive Southeastern PA markets ▪ Provides additional capacity to leverage strong core deposit base in higher growth markets ▪ Aligns with our focus on capital deployment to grow long - term shareholder value ▪ Double digit EPS accretion based on achievable cost savings and growth assumptions ▪ Provides an effective strategy to leverage capital base and enhance return on tangible equity ▪ Potential longer - term reduction of funding cost and revenue synergies not considered in projections ▪ Credit culture and operating philosophy in line with ours ▪ Relationship based underwriting with a focus on high quality, low risk lending ▪ Retention of key Covenant personnel to work in combination with retained Monument employees to build on greater Southeastern PA strategy

Covenant Financial Inc. Franchise Overview 5 Branch Map *Data as of 6/30. **Data as of 9/30/2019. Source: S&P Global Market Intelligence. 1 2 City 2019 Deposits * ($000) 2018 Deposits * ($000) 1. Doylestown 376,988 369,430 2. Paoli 9,823 NA Company Overview** Investment Highlights Branch Overview ▪ Improving Profitability ▪ Enhances Access to the Attractive Southeastern PA Market ▪ Significant Cost Saving Opportunity ▪ Meaningful Size ▪ Strong Balance Sheet Growth Headquarters: Doylestown, PA Bank Founded: 2007 Total Assets: $512.1 million LTM ROAA: 0.81% Net Loans: $412.8 million LTM ROAE: 10.32% Total Deposits: $380.1 million LTM Net Income: $4.0 million Capital: $41.3 million NPAs / Assets: 0.93 Leverage ratio: 10.39% Efficiency Ratio: 58.45% Loans/ Deposits 109.8% NIM: 3.68%

Creating a Diverse Franchise 6 Legacy Markets Gross Loans 9/30/2019: $819.5 million Deposits 9/30/2019: $1,107.8 million # of Locations: 26 CZNC Branch Covenant Recent Expansion Continued Expansion Gross Loans 9/30/2019: $319.9 million Deposits 9/30/2019: $187.1 million # of Locations: 4 Gross Loans 9/30/2019: $417.4 Deposits 9/30/2019: $380.1 # of Locations: 2 CZNC’s legacy markets are core to the success of the institution. With deep relationships and remaining untapped potential, CZNC’s core geography will continue to fuel the Company’s growth and profitability. The acquisition of Monument taps into the attractive Philadelphia suburbs. CZNC’s addition of a loan production office in York establishes a third region for future growth. The acquisition of Covenant will further enhance the expansion into Bucks and Chester counties. Building on the acquired lending relationships, this region will be a key driver of future growth for CZNC. CZNC LPO

Expanding Franchise Value in Markets Surrounding Philadelphia

Increased Deposit Market Share *

Rank	Institution	Total Deposits ($000s)	Total Market Share (%)
Bucks, PA			
1	Wells Fargo & Co. (CA)	3,700,461	19.3%
2	Toronto-Dominion Bank	2,610,609	13.6%
3	Citizens Financial Group Inc. (RI)	1,719,999	9.0%
4	Penn Community Mutual Holdings (PA)	1,583,867	8.3%
5	PNC Financial Services Group (PA)	1,407,945	7.3%
6	Univest Financial Corp. (PA)	1,002,855	5.2%
7	Bank of America Corporation (NC)	909,639	4.7%
8	FNB Bancorp Inc. (PA)	831,247	4.3%
9	QNB Corp. (PA)	706,345	3.7%
10	Banco Santander	619,398	3.2%
11	Pro Forma	587,261	3.1%
13	Covenant	376,988	2.0%
	Total For Institutions In Market (33)	19,194,248	
Chester, PA			
1	Wells Fargo & Co. (CA)	2,338,540	15.8%
2	BB&T Corp. (NC)	1,467,886	9.9%
3	PNC Financial Services Group (PA)	1,393,178	9.4%
4	Toronto-Dominion Bank	1,293,632	8.7%
5	Citizens Financial Group Inc. (RI)	1,272,540	8.6%
6	Customers Bancorp Inc (PA)	848,435	5.7%
7	WSFS Financial Corp. (DE)	752,953	5.1%
8	S&T Bancorp, Inc. (PA)	745,618	5.0%
9	Bank of America Corporation (NC)	647,024	4.4%
10	Meridian Corp. (PA)	638,714	4.3%
26	Covenant	9,823	0.1%
	Total For Institutions In Market (27)	14,831,303	

- The acquisition of Monument in April 2019 opened the door to Bucks County and other Philadelphia suburbs
- Acquiring Covenant further enhances penetration to those counties.
- Covenant's Chester location opens the door to the lucrative and rapidly growing county

Projected Population Growth **

Median Household Income ***



2.05%
0.56%
-2.11%
Bucks
Chester
Legacy Markets
PA Average
93,477
104,293
53,376
Bucks
Chester
Legacy Markets

Source: S&P Global Market Intelligence. *Deposits as of 6/30/2019. **Projected population change 2020-2025. ***2020 estimated median household income.

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Transaction Overview 8 Deal Value 1 (1) Based on CZNC stock price of $27.09 as of 12/17/2019. 4,400,434 Covenant common shares outstanding and 431,014 options ou tst anding with a weighted average strike price of $8.51. ▪ Implied deal value of $16.75 per share 1 or $77.2 million in aggregate 1 » Covenant shareholders can elect to receive consideration of (i) $16.50 in cash, (ii) .6212 shares of CZNC Common Stock, or (iii) a combination of both » Subject to approximately 75% stock and 25% cash consideration Pricing Metrics ▪ 178.4% of 9/30/2019 Tangible Book Value per share ▪ 18.3x 9/30/2019 LTM EPS Governance & Pro Forma Ownership ▪ Key management of Covenant will be retained by CZNC » President and CLO entering into new employment contracts ▪ Two Covenant Board members to be added to CZNC’s Board of Directors ▪ Pro forma ownership of 87.0% CZNC / 13.0% Covenant Required Approvals ▪ Customary regulatory approvals ▪ Covenant shareholder approval Anticipated Closing ▪ Third quarter of 2020

Review of Pro Forma Financial Impact

Financial Impact

- ~12% accretive to EPS in 2020 and ~13% in 2021
- ~8% Tangible Book Value dilution per share[1]
- Tangible Book Value earned back approximately 4.5 years[1,2]
- CZNC capital metrics to be in excess of "well capitalized"

Key Transaction Assumptions

Cost Savings

- 30% of Covenant's non-interest expense base, or approximately $2.6 million after tax
- 75% phased-in in 2020 and 100% thereafter

One-time Deal Costs

- One-time deal costs of ~$9.6 million pre-tax

Key Purchase Accounting Adjustments[3]

- Credit: $8.8 million gross mark
- CDI: $3.6 million

(1) Assumes one-time deal costs are 100% recognized prior to closing for modeling purposes
(2) Using the cross over method
(3) Adjustments are pre-tax and based on September 30, 2019 data

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Pro Forma Citizens & Northern Franchise 10 Note : Reflects estimated closing balance sheet at 6 / 30 / 2020 including estimated transaction adjustments and including mark - to - market adjustments . Pro Forma Summary Headquarters: Wellsboro, PA Total Assets: $2.3 billion Gross Loans: $1.6 billion Total Deposits: $1.7 billion Total Intangibles: $67.9 million Tang. Common Equity: $232.7 million TCE / TA: 10.65% NPA’s / Assets (Excl. TDRs): 0.75% County of Operation Adjacent County

Contact Information 11 President and CEO Brad Scovill BradleyS@cnbankpa.com 570 - 723 - 2102 Treasurer and CFO Mark Hughes MarkH@cnbankpa.com 570 - 724 - 8533 Online www.cnbankpa.com

Demand Deposits 24% NOW & Other Trans. Accts 18% MMDA & Other Savings 28% Retail Time Deposits 23% Jumbo Time Deposits 7% Demand Deposits 28% NOW & Other Trans. Accts 6% MMDA & Other Savings 34% Retail Time Deposits 19% Jumbo Time Deposits 13% Demand Deposits 25% NOW & Other Trans. Accts 15% MMDA & Other Savings 30% Retail Time Deposits 22% Jumbo Time Deposits 8% Pro Forma Loan / Deposit Composition Total: $1.1B CZNC Stand Alone Covenant Stand Alone Pro Forma Total: $417.5M Total: $1.56B Loan Mix Deposit Mix Total: $1.3B Total: $382.4M Total: $1.68B 1 - 4 Family 49% C&I 10% CRE - Owner Occupied 8% CRE - Investor 18% Multi - family 2% C&D 5% Other 8% 1 - 4 Family 20% C&I 12% CRE - Owner Occupied 26% CRE - Investor 30% Multi - family 5% C&D 6% Other 1% 1 - 4 Family 41% C&I 11% CRE - Owner Occupied 13% CRE - Investor 21% Multi - family 3% C&D 5% Other 6% 12 Source: S&P Global Market Intelligence as of 9/30/2019.

Reconciliation of non - GAAP Financial Measures to Comparable U.S GAAP Financial Measures Tangible Book Value Dilution 13 Note: Dollars in thousands except per share amounts. *Includes Equity from Option Roll Over (assumed to be 50% of outstanding options). Aggregate Per Share CZNC Estimated Tangible Book Value at Close $219,567 $16.02 Plus: Equity Consideration* $57,314 Less: Estimated After - tax Buyer One - time Deal Costs ($6,178) Less: Estimated Intangible Assets Created ($37,973) Pro Forma Tangible Book Value $232,729 $14.77 Tangible Book Value Dilution (7.8%)